UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2019

THE MEDICINES COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	000-31191 (Commission File Number)	04-3324394 (I.R.S. Employer Identification Number)

The Medicines Company
8 Sylvan Way
Parsippany, New Jersey 07054
           (Address of principal executive offices) (Zip Code)

(973) 290-6000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On June 24, 2019, The Medicines Company (the “Company”) issued a press release announcing the launch of a public offering of $150.0 million of shares of its Common Stock (the “Offering”). On June 25, 2019, the Company issued a press release announcing the pricing of the Offering at a public offering price of $33.00 per share for 4,545,455 shares of its common stock. The net proceeds from the Offering will be used to fund the Company’s development of inclisiran and for general corporate purposes. In addition, the underwriters were granted a 30-day option to purchase from the Company up to an additional 681,818 shares of Common Stock.

On June 28, 2019, the Company closed the Offering. In connection with the Offering, the underwriters exercised their option to purchase an additional 681,818 shares of Common Stock. The Company received net proceeds from the Offering, after deducting estimated Offering expenses payable by the Company, of approximately $161,900,000.

A copy of the Company’s launch press release is attached hereto as Exhibit 99.1. A copy of the Company’s pricing press release is attached hereto as Exhibit 99.2.

The information included in Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto, is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Act of 1933, as amended; or the Exchange Act  if such subsequent filing specifically references this Item 7.01 of this Current Report on Form 8-K.

Item 8.01. Other Events.

In connection with the Offering, on June 25, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters thereunder. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement, and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference into this report.

The legality opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP is attached hereto as Exhibit 5.1 and is incorporated by reference into this report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated as of June 25, 2019, by and among the Company, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, dated June 28, 2019.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).
99.1	Press Release issued by the Company on June 24, 2019.
99.2	Press Release issued by the Company on June 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 28, 2019
THE MEDICINES COMPANY

By:	/s/ Stephen M. Rodin
	Name:	Stephen M. Rodin
	Title:	Executive Vice President and General Counsel